UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2023

SCIENCE 37 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39727	84-4278203
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Park Offices Drive, Suite 3606 Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

(984) 377-3737
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Common stock, par value $0.0001 per share	SNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On November 29, 2023, Science 37 Holdings, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). Set forth below is the matter acted upon at the Special Meeting and the final voting results on such matter, which was described in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on October 27, 2023.

Proposal One: Approval of an amendment to the Second Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company's Board of Directors, a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of the Company's Board of Directors without further approval or authorization of the Company's stockholders.

The Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company's Board of Directors, a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of the Company's Board of Directors without further approval or authorization of the Company's stockholders. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
79,727,311	1,239,022	33,156	—

Proposal Two: Adjournment Proposal

Because the Company’s stockholders approved Proposal 1, a proposal to adjourn or postpone the meeting for the purpose of soliciting additional proxies (Proposal 2) was not voted upon at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Science 37 Holdings, Inc.

Date:	November 29, 2023	By:	/s/ Christine Pellizzari
		Name:	Christine Pellizzari
		Title:	Chief Legal and Human Resources Officer